Exhibit 10.31

PURCHASE AND SALE AGREEMENT

BETWEEN

OSH PROPERTIES LLC, a Delaware limited liability company

(“Seller”)

and

LBA REALTY LLC, a Delaware limited liability company

(“Buyer”)

FOR PREMISES LOCATED AT

2650 NORTH MAC ARTHUR BOULEVARD, TRACY, CALIFORNIA

DATED

OCTOBER 24, 2011

-i-

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of October 24, 2011, by and between OSH PROPERTIES LLC, a Delaware limited liability company (“Seller”), and LBA REALTY LLC, a Delaware limited liability company (“Buyer”).

IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

1. Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

(a) that certain real property commonly known as 2650 North MacArthur Boulevard located in the City of Tracy and County of San Joaquin, California and being more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Real Property”);

(b) to the extent owned by Seller, all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property and all of Seller’s right, title and interest in and to all roads and alleys adjoining or servicing the Real Property (collectively, the “Appurtenances”);

(c) all improvements and fixtures located on the Real Property, including, without limitation, all buildings and structures presently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility, refrigeration, ventilation, garbage disposal, or other services on the Real Property, and along with all on-site parking (collectively, the “Improvements”);

(d) that personal property owned by Seller and described in Exhibit B attached hereto and incorporated herein by this reference (the “Personal Property”); and

(e) intangible personal property now or hereafter owned by Seller and used in the ownership, use or operation of the Real Property, Improvements and Personal Property, described as follows: guaranties, warranties, indemnities, licenses, permits, plans, specifications and similar documents and rights, together with, to the extent approved by Buyer pursuant to this Agreement, any contract or lease rights, utility contracts or other agreements or rights relating to the ownership, use and operation of the Property, as defined below (collectively, the “Intangible Property”).

All of the items referred to in Subparagraphs (a), (b), (c), (d) and (e) above are collectively referred to as the “Property.”

2. Purchase Price.

(a) The purchase price of the Property (“Purchase Price”) is Twenty-One Million Two Hundred Fifty Thousand and No/100 Dollars ($21,250,000.00), subject to reduction by any credits due Buyer hereunder and increase by any credits due Seller hereunder.

(b) The Purchase Price shall be paid as follows:

(i) Buyer shall deposit in escrow with First American Title Company (“Title Company”), having its office at 5 American Way, Santa Ana, California 92707 (Attn: Patty Beverly; (714) 250-8455 (p.beverly@firstam.com)), an initial deposit in the amount of Five Million and No/100 Dollars ($5,000,000.00) (the “Deposit”) not later than the expiration of the Due Diligence Period (unless Buyer has previously terminated this Agreement). The Deposit shall be held by escrow in an interest bearing account and interest accruing thereon shall be held with and become a part of the Deposit. In the event the sale of the Property as contemplated hereunder is consummated, the Deposit plus interest accrued thereon shall be credited against the Purchase Price.

(ii) The balance of the Purchase Price (i.e., the Purchase Price less the Deposit), as decreased by any prorations payable by Seller hereunder and increased by any portion payable by Buyer hereunder, shall be paid to Seller in immediately available funds at the closing of the purchase and sale contemplated hereunder (the “Closing”).

(c) Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Purchaser has paid to Seller as further consideration for this Agreement, in cash, the sum of One Hundred Dollars ($100.00) (the “Independent Consideration”), in addition to the Deposit and the balance of the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances.

3. Title to the Property.

(a) At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to the Real Property, the Appurtenances and the Improvements, by duly executed and acknowledged grant deed substantially in the form of Exhibit D attached hereto and incorporated herein by this reference (the “Deed”). Evidence of delivery of marketable and insurable fee simple title shall be the issuance by Title Company to Buyer of a 2006 ALTA Extended Coverage Owner’s Policy of Title Insurance in the amount of the Purchase Price, insuring fee simple title to the Real Property, the Appurtenances and the Improvements in Buyer, and otherwise in the form of the Pro Forma Owner’s Policy (as defined below), including, without limitation any and all endorsements contained therein (collectively, the “Title Policy”).

(b) At the Closing, Seller shall transfer title to the Personal Property by a bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference (the “Bill of Sale”), such title to be free of any liens, encumbrances or interests.

(c) At the Closing, Seller shall transfer title to the Intangible Property by such instruments as Buyer may reasonably determine to be necessary, including, without limitation, an assignment of Intangible Property in the form attached of Exhibit F attached hereto and incorporated herein by this reference (the “Assignment of Intangible Property”), pursuant to which Buyer shall assume only those Service Contracts (as defined in Paragraph 5(c) below) and Other Documents (as defined in Paragraph 5(c) below) which appear on the Schedule of Agreements (as defined below) and which are not required to be terminated prior to Closing pursuant to the provisions of Paragraph 14(b) below (collectively, the “Assumed Contracts”).

4. Due Diligence and Time for Satisfaction of Conditions. Buyer, or its designees, shall commence due diligence with respect to the Property promptly upon Seller’s and Buyer’s mutual execution hereof (the “Execution Date”), and the due diligence period shall expire on October 27, 2011 (such period being hereinafter referred to as the “Due Diligence Period”). Seller agrees to deliver or make available to Buyer, at Seller’s cost and expense, all of the items described in Paragraph 5 below as to the date hereof. Seller may make all or some of such items available to Buyer by placing such items in, and providing Buyer access to, an on-line electronic vault (i.e. an FTP site).

Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right to terminate this Agreement for any reason or for no reason whatsoever at any time during the Due Diligence Period. This Paragraph 4 is subject to, and shall not serve to modify or limit, any right or remedy of Buyer arising under Paragraph 6(b) of this Agreement.

5. Conditions to Closing. The following conditions are precedent to Buyer’s obligation to purchase the Property (collectively, the “Conditions Precedent”):

(a) Buyer’s review and approval of title to the Property, as follows:

(i) a current preliminary title report on the Real Property, issued by Title Company, accompanied by copies of all documents referred to in the report (collectively, the “Preliminary Report”);

(ii) Seller’s existing ALTA survey of the Real Property and Improvements prepared by a surveyor licensed in the State in which the Property is located. Buyer shall have the right, at Buyer’s cost and expense, to update or recertify said survey; and

(iii) copies of the property tax bills for the Property for the past three (3) years.

Buyer shall, prior to the expiration of the Due Diligence Period, provide written notice to Seller and Title Company setting forth (A) any items contained in the Preliminary Report and/or the survey of the Property to which Buyer objects and (B) any and all endorsements required by Buyer, in Buyer’s sole discretion. Any item contained in the Preliminary Report or the survey of the Property to which Buyer does not object in writing within such time period shall be deemed to be approved by Buyer. Anything to the contrary notwithstanding, in no event shall Seller be obligated to remove any item disapproved by Buyer, except that Seller agrees that it shall discharge, prior to Closing, all monetary liens and encumbrances affecting the Property other than non-delinquent taxes and assessments, regardless of whether or not Buyer shall provide written notice of its objection to the same.

(b) Buyer’s review and approval, within the Due Diligence Period, of a pro forma Title Policy (the “Pro Forma Owner’s Policy”). The Pro Forma Owner’s Policy shall show title to the Property vested in Buyer, or such other persons or entities designated by Buyer, subject only to the lien of real property taxes for the current fiscal year not yet due and payable and exceptions on the Preliminary Report accepted or deemed accepted by Buyer pursuant to Paragraph 5(a) above, and shall contain such endorsements as Buyer shall require pursuant to Paragraph 5(a) above. Buyer shall cause a copy of the Pro Forma Owner’s Policy to be delivered to Seller prior to the expiration of the Due Diligence Period. At Closing, Title Company shall be irrevocably committed to issue to Buyer the Title Policy in the form of the Pro Forma Owner’s Policy.

(c) Buyer’s review and approval, within the Due Diligence Period, of all documents evidencing or securing all service contracts, utility contracts, maintenance contracts, management contracts, leasing contracts, and brokerage and leasing commission agreements which, by their terms, shall continue after Closing, certificates of occupancy, presently effective warranties, indemnities or guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements, reports of insurance carriers insuring the Property and each portion thereof respecting the claims history of the Property, if any, environmental reports, subdivision or zoning documents, soils reports, insurance policies, insurance certificates of Tenants (as defined in Paragraph 5(h) below), and other contracts or documents affecting the Property (collectively, the “Service Contracts”); such other information and documents relating to the Property that is specifically and requested by Buyer of Seller in writing during the Due Diligence Period (but only to the extent such information or documents either are in the possession or control of Seller, or any affiliate of Seller) (collectively, the “Other Documents”); and a schedule (the “Schedule of Agreements,” which is attached hereto as Exhibit I) setting forth an exclusive list of all of the Service Contracts.

(d) Buyer’s review and approval, within the Due Diligence Period, of the structural, mechanical, electrical and other physical characteristics and condition of the Property, structural calculations for the Improvements, if any, site plans, engineering reports and plans, landscape plans, and floor plans, certified copies of the as-built plans and specifications for the Property. Such review may include, at Buyer’s option, an examination for the presence or absence of hazardous material and/or asbestos containing material, which shall be performed or arranged by Buyer at Buyer’s sole expense. In the event that Buyer’s consultants reasonably determine that, based upon their Phase I examination of the Real Property, a Phase II examination is necessary with respect to all or a part of the Real Property, Buyer may elect to perform a Phase II examination of the Real Property, provided that Buyer obtains Seller’s prior written consent, which consent shall not unreasonably be withheld or delayed.

(e) Buyer’s review and approval, within the Due Diligence Period, of all governmental permits and approvals relating to the construction, operation, use or occupancy of the Property, and all zoning, land-use, subdivision, environmental, building and construction laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the Property.

(f) Buyer’s and Seller’s entry into a Lease for the Property in the form attached hereto as Exhibit C (the “Lease”).

(g) All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, should a representation and warranty made by Seller under this Agreement be true and correct as of the Agreement Date, but due to no act or omission of Seller become untrue and/or incorrect as of the Closing Date, Buyer’s sole remedy shall be to terminate this Agreement pursuant to Section 6(b) below prior to Closing (in which event the parties shall be relieved of all obligations under this Agreement, except for those that expressly survive and except as set forth in Section 6(b) below), or to proceed with the Closing in which event Seller shall have no liability with regard to such representation/warranty that became untrue and/or incorrect.

(h) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

The Conditions Precedent contained in Paragraphs 5(a) through (h) are intended solely for the benefit of Buyer. Subject to the provisions of Paragraph 6 below, if any of the Conditions Precedent is not satisfied, Buyer shall have the right in its sole discretion either to waive in writing the Condition Precedent and proceed with the purchase or terminate this Agreement. If Buyer shall not have approved or waived in writing all of the Conditions Precedent which state that they shall be satisfied within the Due Diligence Period by the end of the Due Diligence Period, then this Agreement shall automatically terminate. In addition, as to all Conditions Precedent which do not expressly state that they are to be satisfied within the Due Diligence Period, then if Buyer shall not have approved or waived the same by the Closing Date, at Buyer’s option this Agreement shall terminate. In the event of the termination of this Agreement pursuant to the provisions of this Paragraph 5, then the Deposit shall be returned to Buyer. Anything in this Agreement to the contrary notwithstanding, Seller’s obligation to provide documents and materials to Buyer shall only apply to the extent that such documents/materials are in Seller’s possession or control. After completion of any inspections or examinations by Buyer, Buyer shall, at Buyer’s expense, promptly cause (1) all borings to be plugged or capped in a safe manner; (2) all property, both real and personal, and improvements, if any, damaged or destroyed by Buyer or Buyer’s representatives to be repaired, restored or replaced substantially to its pre-existing condition; and (3) any debris resulting from the investigations and examinations to be removed from the Property. Buyer shall keep the Property free from any liens arising from or related to the investigations and examinations. Buyer shall furnish to Seller copies of all final reports resulting from or relating to the investigations and examinations without any representation or warranty with respect thereto.

Seller’s obligation to consummate the sale of the Property shall be subject to Buyer having performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.

6. Remedies.

(a) In the event the sale of the Property is not consummated because of the failure of any condition or any other reason except a default under this Agreement on the part of Buyer, the Deposit plus interest accrued thereon shall immediately be returned to Buyer. IF SAID SALE IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, THE DEPOSIT PLUS INTEREST ACCRUED THEREON SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT PLUS INTEREST ACCRUED THEREON HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER.

INITIALS:	Seller	Buyer

(b) In the event the sale of the Property is not consummated because of a default under this Agreement on the part of Seller or the failure of the Condition Precedents set forth in Paragraphs 5(f), 5(g) and/or 5(h) above, Buyer may elect as its sole remedy to either (1) terminate this Agreement by delivery of notice of termination to Seller, whereupon (A) the Deposit plus all interest accrued thereon shall be immediately returned to Buyer, and (B) Seller shall reimburse Buyer (such reimbursement not to exceed a total of Fifty Thousand Dollars ($50,000)) for any and all out of pocket costs actually incurred by Buyer in connection with the negotiation, execution and performance of its due diligence under this Agreement, including, without limitation, reasonable attorneys’ fees and expenses, and, upon such return and reimbursement neither party shall have any further rights or obligations hereunder, or (2) continue this Agreement pending Buyer’s action for specific performance and/or damages hereunder, including Buyer’s costs and expenses incurred hereunder.

7. Closing and Escrow.

(a) Promptly following the Execution Date, the parties hereto shall each deposit an original executed counterpart of this Agreement with Title Company and Title Company shall notify the parties, in writing, of its receipt of such counterparts (the “Opening of Escrow”). This Agreement shall serve as escrow instructions to Title Company, as escrow holder, for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional or supplementary escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, the terms of this Agreement shall control.

(b) The Closing shall be on or before October 28, 2011, as the same may be extended pursuant to the terms of this Agreement or by agreement of Buyer and Seller (the “Closing Date”). In the event the Closing does not occur on or before the Closing Date, the escrow holder shall, unless it is notified by either party to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which were deposited hereunder. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to consummate the transaction contemplated hereby.

(c) At or before the Closing, Seller shall deposit with Title Company, in escrow, the following:

(i) a duly executed and acknowledged Deed;

(ii) four (4) originals of a duly executed Bill of Sale;

(iii) four (4) originals of a duly executed Lease;

(iv) originals of the Service Contracts and the Other Documents not previously delivered to Buyer pursuant to Paragraph 5(c) above;

(v) four (4) originals of a duly executed Assignment of Intangible Property;

(vi) originals of the building permits and certificates of occupancy for the Improvements and all occupied space included within the Improvements not previously delivered to Buyer pursuant to Paragraph 5 above;

(vii) four (4) originals of a duly executed affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code, in the form of Exhibit K attached hereto and incorporated herein by this reference;

(viii) four (4) originals of a completed and duly executed California Form 593 C;

(ix) such resolutions, authorizations and organizational documents relating to Seller and its members, partners, principals or shareholders, as applicable, as shall be reasonably required by Title Company and an owner’s affidavit, on Title Company’s standard form, and such other affidavits, indemnities and similar documents as may be reasonably required by Title Company, each completed and duly executed by Seller;

(x) a closing statement duly executed by Seller in form and content satisfactory to Buyer and Seller; and

(xi) any other instruments, records or correspondence called for hereunder which have not previously been delivered to Buyer.

(d) At or before the Closing, Buyer shall deposit with Title Company, in escrow, the following:

(i) four (4) originals of a duly executed Lease;

(ii) four (4) originals of a duly executed Assignment of Intangible Property;

(iii) closing statement duly executed by Buyer in form and content satisfactory to Buyer and Seller;

(iv) such resolutions, authorizations and organizational documents relating to Buyer and its members, partners, principals or shareholders, as applicable, as shall be reasonably required by Title Company; and

(v) the balance of the Purchase Price (plus any other sums owed by Buyer).

(e) Seller and Buyer shall each deposit such other instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the transaction contemplated hereby in accordance with the terms hereof.

(f) The following are to be apportioned as of the Closing Date, as follows:

(i) Utility Charges. Seller shall cause all the utility meters to be read on the Closing Date, and will be responsible for the cost of all utilities used prior to the Closing Date, except to the extent such utility charges are billed to and paid by Tenants directly.

(ii) Other Apportionments. Amounts payable under the Assumed Contracts, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), insurance premiums (as to those policies, if any, that Buyer continues after the Closing), and liability for other Property operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date. Buyer shall pay for any update to the ALTA survey of the Property, and for the ALTA portion of the premium for the Title Policy and any endorsements. Seller shall pay the CLTA portion of the premium for the Title Policy. Escrow fees and recording fees, if any, shall be paid in equal shares by Buyer and Seller. Seller shall pay the cost of the documentary transfer taxes applicable to the sale. Seller shall be responsible for all costs incurred in connection with the prepayment or satisfaction of any loan or bond secured by the Property including, without limitation, any prepayment fees, penalties or charges. All other costs and charges of the escrow for the sale not otherwise provided for in this Subparagraph 7(f)(ii) or elsewhere in this Agreement shall be allocated in accordance with the closing customs for San Joaquin County, California.

(iii) Real Estate Taxes and Special Assessments. Non delinquent general real estate taxes for the tax year of the Closing and any non-delinquent bonds or assessments against the Property, including interest in connection payable therewith, for the tax year of the Closing shall be prorated by Seller and Buyer as of the Closing Date.

(iv) Preliminary Closing Adjustment. Seller and Buyer shall jointly prepare a preliminary Closing adjustment on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to the Title Company prior to Closing.

(v) Post-Closing Reconciliation. Subject to the provisions of Subparagraph 7(f)(iii) above, if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible, but in any event, not later than thirty (30) days after the last of the calendar year in which the Closing shall occur. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party.

(vi) Survival; Payment by Tenant. The provisions of this Paragraph 7(f) shall survive the Closing. The parties acknowledge that an entity related to Seller is leasing the Property, and that under the proposed lease many of the items delineated above for apportionment will actually become the obligation of the new tenant. To the extent that is the case, Seller and the new tenant will address the payment and transitioning of the charges and related accounts (e.g. utility charges) set forth above.

(g) At Closing, Title Company shall:

(i) at such time as Title Company is irrevocably obligated to issue the Title Policy to Buyer, record the Deed in the Official Records of San Joaquin County, California.

(ii) upon confirmation that the Deed has been recorded pursuant to Subparagraph 7(g)(i) above, deliver to Seller the Purchase Price (as adjusted for the prorations hereunder) by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company prior to the Closing.

(iii) deliver to each of Seller and Buyer two (2) fully executed counterparts of the instruments described in Subparagraphs 7(c)(ii), (iii), (v), (vii) and (viii) above.

(iv) deliver to Buyer the instruments described in Subparagraphs 7(c)(iv), (vi) and (x) above.

(v) deliver to Seller and Buyer the closing statements approved by Seller and Buyer, as applicable.

(vi) deliver the Title Policy to Buyer.

8. Representations and Warranties of Seller. Seller hereby represents and warrants to and covenants with Buyer as follows:

(a) Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware; this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are and at the time of the Closing will be duly authorized, executed and delivered by Seller, are and at the time of the Closing will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, are and at the time of the Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of the Closing will not violate any provision of any agreement or judicial order to which Seller or the Property is subject.

(b) Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Federal Code.

(c) Seller has not either filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

(d) Except as disclosed on Exhibit G, there is no litigation pending or, to the best of Seller’s knowledge, threatened, against Seller or any basis therefor that arises out of the ownership of the Property or that might detrimentally affect the value or the use or operation of the Property for its intended purpose or the ability of Seller to perform its obligations under this Agreement.

(e) Except as disclosed to Buyer in writing prior to the date hereof, Seller does not have knowledge of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use, operation or value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property (other than as set forth in the Preliminary Report).

(f) Seller has received no written notice that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation, except with respect to such violations as have been fully cured prior to the date hereof.

(g) Seller knows of no facts nor has Seller failed to disclose any fact which would prevent Buyer from using and operating the Property after the Closing in the manner in which it is currently operated.

(h) Seller has delivered to Buyer a complete list of all service contracts, utility contracts, maintenance contracts, management contracts, leasing contracts, and brokerage and leasing commission agreements with respect to the Property which, by their terms, shall continue after Closing (a copy of which is attached hereto as Exhibit I). The copies of the Service Contracts delivered or which will be delivered by Seller to Buyer pursuant to this Agreement are true, correct and complete copies of such documents and agreements.

(i) There are no existing or pending leases, licenses or other agreements granting to any party any right to occupy all or any portion of the Property.

(i) The copies of the reports, due diligence materials and other documents and instruments delivered or which will be delivered by Seller to Buyer pursuant to this Agreement are true, correct and complete copies of such documents and instruments.

(ii) Seller and, to Seller’s actual knowledge, each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person,” to Seller’s actual knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

Whenever the phrase “to the best of Seller’s knowledge” or a similar phrase referencing the knowledge of Seller is used herein, such phrase shall refer only to the actual knowledge of Seller’s property manager Anita Haws (which person Seller represents and warrants is the person most knowledgeable with respect to the Property and the operation thereof). There shall be no obligation by Seller (or Anita Haws) to undertake any inspection or investigation.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.

9. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a) Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware; this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are and at the time of the Closing will be duly authorized, executed and delivered by Buyer, are and at the time of the Closing will be legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and do not and at the time of the Closing will not violate any provision of any agreement or judicial order to which Buyer is subject. Buyer has full and complete power and authority to enter into this Agreement and the Lease and to perform its obligations hereunder.

(b) Buyer has not filed nor been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.

(c) There is no litigation pending or, after due and diligent inquiry, to the best of Buyer’s knowledge, threatened, against Buyer or any basis therefor or that might detrimentally affect the ability of Buyer to perform its obligations under this Agreement.

(d) Buyer represents and warrants that (a) Buyer and, to Buyer’s actual knowledge, each person or entity owning an interest in Buyer is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List; (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States; and (iii) not an “Embargoed Person” (b) to Buyer’s actual knowledge, none of the funds or other assets of Buyer constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (c) to Buyer’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Buyer (whether directly or indirectly).

10. Buyer and Seller Indemnification. Each party hereby agrees to indemnify the other party and defend and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys’ fees, resulting from (i) any misrepresentation or breach of warranty made by such party in Paragraph 8 or Paragraph 9 of this Agreement, as applicable, or in any document, certificate, or Exhibit given or delivered to the other pursuant to or in connection with this Agreement, or (ii) post-Closing or post-termination breach of a covenant which, by the terms hereof, survives the Closing or earlier termination of this Agreement. The provisions of this Paragraph 10 shall survive the Closing or the earlier termination of this Agreement; provided that the representations and warranties of Seller and Buyer pursuant to Paragraph 8 and Paragraph 9 hereof, respectively, shall survive the Closing only for a period of two (2) years.

11. Risk of Loss. If any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction (a) is fully covered by Seller’s insurance, except for the deductible amounts thereunder, and the insurer agrees to timely pay for the entire cost of such repair, and (b) would cost less than One Hundred Thousand Dollars and No/100 Dollars ($100,000.00) to repair or restore, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to such deductible amount under Seller’s insurance, and Seller shall assign to Buyer all of Seller’s right, title and interest in and to all proceeds of insurance on account of such damage or destruction, including, without limitation, all rental interruption insurance proceeds. If any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction (c) is not fully covered by Seller’s insurance (or the insurer does not agree to timely pay for the entire cost of such repair), other than the deductible amounts, and (d) would cost less than One Hundred Thousand and No/100 Dollars ($100,000.00) to repair or restore, then the transaction contemplated by this Agreement shall be consummated with Buyer receiving a credit against the Purchase Price at the

Closing in an amount reasonably determined by Seller and Buyer (after consultation with unaffiliated experts) to be the cost of repairing such damage or destruction, but in no event more than One Hundred Thousand and No/100 Dollars ($100,000.00). If (e) any of the Property is damaged or destroyed prior to the Closing, and the cost of repair would exceed One Hundred Thousand and No/100 Dollars ($100,000.00), then, notwithstanding anything to the contrary set forth in this Paragraph 11, Buyer shall have the right, at its election, either to terminate this Agreement and receive a return of the Deposit or to not terminate this Agreement and purchase the Property. Buyer shall have prior to the end of the Due Diligence Period to make such election by delivery to Seller of an election notice (the “Election Notice”). Buyer’s failure to deliver the Election Notice prior to the end of the Due Diligence Period shall be deemed an election to terminate this Agreement and receive a return of the Deposit. In the event condemnation proceedings are commenced against any or all of the Property prior to the Closing Date, then, notwithstanding anything to the contrary set forth in this Paragraph 11, Buyer and Seller shall each have the right, at its election, to terminate the Agreement by notifying the other party in writing of such election prior to the end of the Due Diligence Period. If this Agreement is terminated pursuant to this Paragraph 11, then the Deposit shall be returned to Buyer and Buyer and Seller shall each be released from all obligations hereunder. If Buyer elects not to terminate this Agreement, Seller shall (g) notify Buyer of Seller’s intention to repair such damage or destruction (to the extent feasible in the case of condemnation), in which case this Agreement shall remain in full force and effect, or (h) notify Buyer of Seller’s intention to give Buyer a credit against the Purchase Price at the Closing in the amount reasonably determined by Buyer and Seller (after consultation with unaffiliated experts) to be the cost of repairing such damage or destruction (and, in the event of a condemnation proceeding, the value of any Property taken as a result of such proceeding), in which case this Agreement shall otherwise remain in full force and effect, and Seller shall be entitled to any proceeds of insurance or condemnation awards. Any repairs elected to be made by Seller pursuant to this Paragraph 11 shall be made within one hundred and eighty (180) days following such damage or destruction and the Closing shall be extended until the repairs are substantially completed, as determined by Buyer in its reasonable discretion.

12. Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, provided, however, that prior to the Closing Date Seller shall afford authorized representatives of Buyer reasonable access to the Property for purposes of satisfying Buyer with respect to the representations, warranties and covenants of Seller contained herein and with respect to satisfaction of any Conditions Precedent contained herein, including, without limitation, the drilling of test wells and the taking of soil borings. Buyer hereby agrees to indemnify and hold Seller harmless from any damage or injury to persons or property caused by Buyer or its authorized representatives during their entry and investigations prior to the Closing; provided, however that such indemnification obligations shall not include any damage or injury to the extent the same shall arise (i) from the negligence or intentional misconduct of Seller, or (ii) out of the discovery of a pre-existing condition with respect to the Property. In the event this Agreement is terminated, Buyer shall restore the Property to substantially the condition in which it was found (ordinary wear and tear excepted). This indemnity shall survive the termination of this Agreement or the Closing, as applicable, provided that Seller must give notice of any claim it may have against Buyer under such indemnity within one (1) year of such termination or the Closing Date, as applicable.

13. Maintenance of the Property. Between the Execution Date and the Closing, Seller shall (i) maintain the Property in good order, condition and repair, reasonable wear and tear excepted, and (ii) make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in the same manner as before the Execution Date, as if Seller were retaining the Property.

14. New Contracts; Termination of Existing Contracts.

(a) Seller shall not, after the date of Seller’s execution of this Agreement, enter into any lease or contract affecting the Property, or any amendment, renewal or extension thereof without in each case obtaining Buyer’s prior written consent thereto (which consent may be granted or withheld in Buyer’s sole and absolute discretion).

(b) Seller shall terminate prior to the Closing, at no cost or expense to Buyer, any and all management and/or leasing agreements affecting the Property (whether or not objected to by Buyer) and any and all other Service Contracts and Other Documents which are objected to in writing by Buyer prior to the expiration of the Due Diligence Period. Notwithstanding the foregoing, should Seller not terminate any such agreements or items, Seller shall not be in default hereunder and such failure shall not affect Closing; however, Seller shall be responsible for all obligations and for amounts accruing following the Closing Date under any such agreements or items Seller was called upon, but was unable, to terminate.

15. Insurance. Through the Closing Date, Seller shall maintain or cause to be maintained, at Seller’s sole cost and expense, a policy or policies of insurance in amounts equal to the full replacement value of the Improvements, insuring against all insurable risks, including, without limitation, fire, vandalism, malicious mischief, lightning, windstorm, water, earthquake and other perils customarily covered by casualty insurance and the costs of demolition and debris removal. Seller may satisfy its obligations under this Paragraph 15 by utilizing one or more blanket/umbrella policies of insurance.

16. Cooperation with Buyer. Seller shall cooperate and do all acts as may be reasonably required or requested by Buyer with regard to the fulfillment of any Condition Precedent including execution of any documents, applications or permits. Seller hereby irrevocably authorizes Buyer and its agents to make all inquiries with and applications to any third party, including any Tenant or governmental authority, as Buyer may reasonably require to complete its due diligence. To the extent that Seller has any material business relationship (e.g., a banking relationship) with any person or entity to which Buyer will make any inquiry or application (and Seller has disclosed the existence of such relationship to Buyer in writing or Buyer has discovered the same in the course of its due diligence), Buyer shall coordinate its contact with such person/entity through Seller.

17. Miscellaneous.

(a) Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon

(i) hand-delivery or transmittal by facsimile telecopy; (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service; or (iii) two (2) days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

If to Seller:

OSH PROPERTIES LLC

6450 Via Del Oro

San Jose, California 95119

Attn: Paul Griffith

Telephone: (408) 361-2203

Facsimile: (408) 365-2425

E-mail: paul.griffith@osh.com

With a copy to:

Michael Fox, Esq.

General Counsel

6450 Via Del Oro

San Jose, California 95119

Telephone: (408) 361-2518

Facsimile: (408) 629-7174

E-mail: Michael.fox@osh.com

If to Buyer:

LBA Realty, LLC

17901 Von Karman Avenue, Suite 950

Irvine, CA 92614

Attn: Steve Layton

Facsimile— (949) 955-9325

With a copy to:

DLA Piper LLP (US)

550 South Hope Street, Suite 2300

Los Angeles, California 90071

Attn: Richard C. Mendelson, Esq.

Facsimile: (213) 330-7545

or such other address as either party may from time to time specify in writing to the other.

(b) Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Buyer agrees to pay to Oppidan (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Buyer and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. Buyer acknowledges that Oppidan has a service agreement with Seller, and has certain obligations (including without limitation fiduciary obligations) to Seller. Seller and Buyer hereby agree that Oppidan may continue to provide services to Seller, and at the same time obtain a brokerage commission in connection with the transaction contemplated under this Agreement. The provisions of this Paragraph 17(b) shall survive Closing or earlier termination of this Agreement.

(c) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. Provided that any such assignee is an entity related to Buyer, Buyer shall have the right, without notice to Seller, to assign its right, title and interest in and to this Agreement to one or more assignees at any time on or before the Closing Date, and in such event, the party originally designated as Buyer shall be relieved of any and all obligations under this Agreement and any other instruments executed pursuant hereto, and such assignee(s) shall be substituted in its place.

(d) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(f) Merger of Prior Agreements. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

(g) Enforcement. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

(h) Time of the Essence. Time is of the essence of this Agreement.

(i) Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

(j) Marketing. Notwithstanding anything in this Agreement to the contrary, Seller agrees during the term of this Agreement not to market, show, negotiate, solicit offer or entertain offers for the Property or any interest therein from any other party.

(k) Confidentiality. Prior to Closing, Buyer and Seller shall each maintain as confidential any and all material obtained about the other, this Agreement or the transactions contemplated hereby or, in the case of Buyer, about the Property, and shall not disclose such information to any third party (except for Buyer’s employees, consultants, experts, accountants or attorneys) without the consent of the Buyer or Seller, as applicable. This provision shall survive any termination of this Agreement.

(l) 1031 Exchange. Either party hereto may elect to seek to structure its purchase or sale, as applicable, of the Property as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“1031 Exchange”), subject to the limitations set forth herein. Each party shall reasonably cooperate with the other, at no material cost to such cooperating party, in connection with the same, including, but not limited to, executing and delivering a consent to an assignment to a qualified exchange intermediary of rights (but not obligations) under this Agreement; provided that (i) neither party shall be required to incur any additional liabilities or financial obligations as a consequence of such cooperation; (ii) neither party shall be relieved of its obligations, representations or warranties under this Agreement; and (iii) any attempt to structure an acquisition or sale of the Property as a 1031 Exchange shall not be a condition to, and shall not delay or extend, the Closing. Additionally, in connection with any 1031 Exchange, neither party shall be required to acquire title to any other property. Any risk that such an exchange or conveyance might not qualify as a tax-deferred transaction shall also be borne solely by the party seeking to effectuate the same, and each party acknowledges that the other has not provided, and will not provide, any tax, accounting, legal or other advice regarding the efficacy of any attempt to structure the transaction as a 1031 Exchange. Each party hereby agrees to save, protect, defend, indemnify and hold the other harmless from any and all losses, costs, claims, liabilities, penalties, and expenses, including, without limitation, reasonable attorneys’ fees, fees of accountants and other experts, and costs of any judicial or administrative proceeding or alternative dispute resolution to which the other may be exposed, due to any attempt to structure the transaction as a 1031 Exchange.

(m) Indemnification for Third-Party Claims. Seller hereby agrees to indemnify Buyer and defend and hold Buyer harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys’ fees, resulting from third party claims, suits or actions with respect to the Property arising out of events occurring prior to the Closing. Buyer hereby agrees to indemnify Seller and defend and hold Seller harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys’ fees, resulting from third party claims, suits or actions with respect to the Property arising out of events occurring on or after the Closing. The obligations of the parties under this Paragraph 17(m) shall survive the termination of this Agreement and shall survive the Closing.

(n) Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time at the Property.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:	LBA REALTY, LLC, a Delaware limited liability company

	By:	LBA Inc., a California corporation

		By:	/s/ Perry Schonfeld
		Name:	Perry Schonfeld
		Title:	Authorized Signatory

SELLER:	OSH PROPERTIES LLC, a Delaware limited liability company

	By:	/s/ Mark Baker
	Name:	Mark Baker
	Title:	President and CEO

LIST OF EXHIBITS

Exhibit A-	Description of Real Property
Exhibit B -	Description of Personal Property
Exhibit C -	Form of Lease Grant Deed
Exhibit D -	Grant Deed
Exhibit E -	Warranty Bill of Sale
Exhibit F -	Assignment of Service Contracts, Warranties and Guaranties and Other Intangible Property
Exhibit G -	Litigation List FIRPTA Affidavit
Exhibit H -	FIRPTA Affidavit
Exhibit I -	Schedule of Agreements

EXHIBIT A

Legal Description

(See attached) File Number: 326756

Parcels 1, 2, and 3 as shown upon Parcel Map filed for record in Book 18 of Parcel Maps at Page 65, San Joaquin County Records.

EXCEPT THEREFROM Fifty Percent (50%) of all oil, gas, hydrocarbons and associated substances in, under, or produced and saved from said real property but without the right of entry to the surface of said real property or the top Five Hundred (500) feet of the subsurface of said real property for the purpose of exploring for, developing, and removing such oil, gas, hydrocarbons, and associated substances as reserved in Deed recorded November 15, 1985, Document No. 85077155.

APN: 213-070-61, 62 & 63

EXHIBIT B

Personal Property

None

EXHIBIT C

Form of Lease

EXHIBIT D

Form of Grant Deed

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: DLA Piper US LLP 550 South Hope Street, Suite 2300 Los Angeles, California 90071 Attention: Richard C. Mendelson, Esq. MAIL TAX STATEMENTS TO:
(Above Space for Recorder’s Use Only)

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned,                                         , a                                         , hereby grants to                              , that certain real property in the City of                     , County of                             , State of California described in Exhibit A attached hereto and incorporated herein, together with all buildings and improvements located thereon.

Dated: , 200

GRANTOR: a

By:
Name:
Title:

MAIL TAX STATEMENTS AS SET FORTH ABOVE

ACKNOWLEDGMENT

State of California

County of

On                     , before me,                             , (here insert name and title of the notary) personally appeared                                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing Paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT “A”

TO

GRANT DEED

Document No.:
Date Recorded:	, 20

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE

MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY

RECORDER

(Pursuant to Section 11932 R&T Code)

To:	Registrar Recorder

County of                     , California

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names—

(as grantor)

(as grantee)

Property described in the accompanying document is located in

(  ) unincorporated area of the County of

(  ) City of

The amount of tax due on the accompanying document is $

X	Computed on full value of property conveyed, or

Computed on full value less liens and encumbrances remaining at time of sale.

“GRANTOR”		,
a

By:
Name:
Title:

EXHIBIT E

Form of Bill of Sale

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged,                             ,                             a (“Seller”), does hereby sell, transfer and convey to                                          (“Purchaser”), without recourse or warranty, any and all personal property (the “Personal Property”) owned by Seller, located on the real property described below and used exclusively in connection with the operation of that certain real property known as                                         , California, and more particularly described in Exhibit A attached hereto.

Dated as of this                  day of                 , 20    .

“	SELLER:

,
a

By:
Name:
Title:
SELLER:

EXHIBIT F

Form of Assignment of Intangible Property

ASSIGNMENT OF OPERATING AGREEMENTS AND INTANGIBLES

This Assignment of Operating Agreements and Intangibles (this “Assignment”) is executed as of                             , 20     by and between                                         , a                      (“Assignor”), and                             , a                              (“Assignee”), with reference to the following facts:

A. Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of                     , 200     (as amended, the “Purchase Agreement”) pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the real property more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with the improvements located thereon (herein referred to collectively as the “Real Property”).

B. Pursuant to the Purchase Agreement, Assignor has agreed to assign to Assignee (a) all security deposits and prepaid rent, if any, under the leases affecting the Real Property and any and all guaranties of such leases, (b) all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which Assignor is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Real Property (collectively, the “Operating Agreements”) and (c) any and all transferable or assignable permits, building plans and specifications, architectural proposals and renderings, certificates of occupancy, operating permits, sign permits, development rights and approvals, Title 24 approvals, certificates, licenses, warranties and guarantees, trade names, service marks, engineering, soils, pest control and any other reports (whether or not known to Assignor), tenant lists, advertising materials, and telephone exchange numbers relating to the Real Property, together with all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the Real Property (collectively, the “Intangibles”).

THEREFORE, for valuable consideration, the parties agree as follows:

1. Assignment. Subject to the terms of the Purchase Agreement, Assignor hereby assigns and transfers to Assignee, effective as of the Closing Date (as defined in the Purchase Agreement), all of Assignor’s right, title and interest in and to the Operating Agreements and the Intangibles.

2. Assumption. Assignee hereby agrees to and accepts the assignment of Assignor’s rights under each of the Operating Agreements and the Intangibles as provided in Section 1 above, and Assignee assumes and agrees to perform all obligations required to be kept and performed by Assignor under each of the Operating Agreements and Intangibles arising or accruing from and after the Closing Date.

3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4. Miscellaneous. This Assignment shall be binding on the parties and their respective successors and assigns. The headings to sections of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

5. Indemnification.

(a) Assignee agrees to and shall indemnify, defend and hold Assignor harmless from and against any and all claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings in law or in equity or otherwise, judgments, awards and expenses of every kind and nature whatsoever, including without limitation, attorneys’ fees, asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee to perform and observe the obligations assigned to Assignee hereunder.

(b) Assignor agrees to and shall indemnify, defend and hold Assignee harmless from and against any and all claims, costs, demands, losses, damages, liabilities, lawsuits, actions and other proceedings in law or in equity or otherwise, judgments, awards and expenses of every kind and nature whatsoever, including without limitation, attorneys’ fees, asserted against or incurred by Assignee by reason of or arising out of any failure by Assignor to perform and observe Assignor’s obligations under the Operating Agreements and Intangibles accruing prior to the Closing Date.

6. Further Actions. Assignor shall, at any time and from time to time, upon the request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

7. Attorneys’ Fees. If any action or proceedings is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs, in addition to any other relief awarded by the court.

[Next page is signature page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT G

Litigation

None.

EXHIBIT H

Form of FIRPTA Affidavit

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by                                     , a                              (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3. Seller’s U. S. employer identification number is ; and

4. Seller’s office address is:

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

[Next page is signature page]

H-1

IN WITNESS WHEREOF, the undersigned has executed this FIRPTA Affidavit as of the day and year first above written.

SELLER:

By:
Name:
Title:

H-2

EXHIBIT I

Schedule of Agreements

1.	Universal Sweeping Services, Inc.

Landscape Services

Effective Date: 02/01/09

Expiration Date: 01/31/12

Early Termination: With 30-days written notice to contractor

2.	Platinum Roofing Inc.

Annual Roof Preventative Maintenance/Inspection

Effective Date: 02/02/09

Expiration Date: 01/31/2012

Early Termination: With 30-days written notice to contractor

3.	Commercial Mechanical Service, Inc.

HVAC Preventative Maintenance

Effective Date: 02/23/09

Expiration Date: 01/31/2012

Early Termination: With 30-days written notice to contractor

4.	US Security Associates, Inc.

On-site Security Services

Effective Date: 03/20/06

Expiration Date: 03/20/2014

Early Termination: With 30-days written notice to contractor